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Exhibit 1.3

THE DEPOSITARY AND INFORMATION AGENT (SEE BACK PAGE FOR ADDRESS AND TELEPHONE NUMBERS) OR YOUR BROKER OR OTHER FINANCIAL ADVISOR WILL ASSIST YOU IN COMPLETING THIS NOTICE OF GUARANTEED DELIVERY.

THIS IS NOT A LETTER OF TRANSMITTAL
NOTICE OF GUARANTEED DELIVERY
for Deposit of:
COMMON SHARES
of
NORSEMONT MINING INC.
pursuant to the Offer dated January 24, 2011
made by
HUDBAY MINERALS INC.

THE OFFER IS OPEN FOR ACCEPTANCE UNTIL 5:00 P.M. (TORONTO TIME)
ON MARCH 1, 2011, OR SUCH LATER TIME OR DATE AS MAY
BE FIXED BY THE OFFEROR (THE "EXPIRY TIME") UNLESS THE OFFER IS WITHDRAWN.
SEE "TIME FOR ACCEPTANCE" IN SECTION 2 OF THE OFFER.

USE THIS NOTICE OF GUARANTEED DELIVERY IF:

  1.
  YOU WISH TO ACCEPT THE OFFER BUT YOUR SHARE CERTIFICATES ARE NOT IMMEDIATELY AVAILABLE;

  2.
  YOU CANNOT COMPLETE THE PROCEDURE FOR BOOK ENTRY TRANSFER ON A TIMELY BASIS; OR

  3.
  YOUR SHARE CERTIFICATES AND ALL OTHER REQUIRED DOCUMENTS CANNOT BE DELIVERED TO THE DEPOSITARY PRIOR TO THE EXPIRY TIME.

            This Notice of Guaranteed Delivery or a facsimile hereof, properly completed and duly executed in accordance with the instructions set out herein, together with all other required documents, may be used to accept the offer (the "Offer") made by HudBay Minerals Inc. (the "Offeror") to purchase all outstanding common shares of Norsemont Mining Inc. ("Norsemont"), including common shares that are issued after the date of the Offer but prior to the Expiry Time upon the exercise, exchange or conversion of any Convertible Securities (as defined in the accompanying Offer and circular (the "Circular") dated January 24, 2011), together with any associated rights (the "SRP Rights") outstanding under the Shareholder Rights Plan (such common shares, together with the SRP Rights, the "Common Shares") if (a) the certificate(s) representing such Common

Shares are not immediately available, (b) the holder of Common Shares (the "Shareholder") cannot complete the procedure for book-entry transfer of such Common Shares on a timely basis, or (c) the certificates and all other required documents cannot be delivered to the Depositary at or prior to the Expiry Time (including, for greater certainty, in respect of Common Shares issuable upon the exercise, exchange or conversion of Convertible Securities).

            This Notice of Guaranteed Delivery may be delivered by hand or courier or transmitted by facsimile transmission or mail to the Depositary at its principal office in Toronto, Ontario, Canada at the address or facsimile number listed in this Notice of Guaranteed Delivery and must include a guarantee by an Eligible Institution in the form set forth in this Notice of Guaranteed Delivery.

            The terms and conditions of the Offer and Circular are incorporated by reference in this Notice of Guaranteed Delivery. Capitalized terms used but not defined in this Notice of Guaranteed Delivery which are defined in the Offer and Circular have the meanings ascribed to them in the Offer and Circular.

WHEN AND HOW TO USE THIS NOTICE OF GUARANTEED DELIVERY

            As set forth under "Manner of Acceptance - Procedure for Guaranteed Delivery" in Section 3 of the Offer, if you wish to deposit Common Shares pursuant to the Offer and (a) your certificate(s) representing such Common Shares are not immediately available, (b) you cannot complete the procedure for book-entry transfer of such Common Shares on a timely basis, or (c) your certificates and all other required documents cannot be delivered to the Depositary at or prior to the Expiry Time, such Common Shares (the "Deposited Securities") nevertheless may be deposited validly under the Offer provided that all of the following conditions are met:

  (a)
  such a deposit is made by or through an Eligible Institution (as defined below);

  (b)
  a properly completed and duly executed copy of this Notice of Guaranteed Delivery (or a facsimile hereof) is received by the Depositary at its office in Toronto, Ontario, Canada at or prior to the Expiry Time; and

  (c)
  the certificate(s) representing the Deposited Securities, in proper form for transfer, together with a Letter of Transmittal or a manually executed facsimile thereof, properly completed and duly executed, and all other documents required by the Letter of Transmittal or, in the case of a book-entry transfer, a Book-Entry Confirmation with respect to the Deposited Securities and, in the case of DTC Accounts, a Letter of Transmittal or a manually executed facsimile thereof, properly completed and duly executed, together with any required signature guarantees, or an Agent's Message in lieu of a Letter of Transmittal, are received by the Depositary at or prior to 5:00 p.m. (Toronto time) on the third trading day on the TSX after the Expiry Time. To constitute delivery for the purpose of satisfying a guaranteed delivery, the Letter of Transmittal and accompanying share certificate(s) must be delivered to the Toronto, Ontario, Canada office of the Depositary.

            An "Eligible Institution" means a Canadian Schedule I chartered bank, a major trust company in Canada, a member of the Securities Transfer Agents Medallion Program (STAMP), a member of the Stock Exchange Medallion Program (SEMP) or a member of the New York Stock Exchange, Inc. Medallion Signature Program (MSP).

            The undersigned understands and acknowledges that payment for Deposited Securities taken up by the Offeror will be made only after timely receipt by the Depositary of:

  (i)
  certificates representing such Deposited Securities (or a Book-Entry Confirmation);

  (ii)
  a Letter of Transmittal or a facsimile thereof, properly completed and duly executed, with any signatures guaranteed, if so required (or, in the case of a book-entry transfer, a Book-Entry Confirmation and, in the case of DTC accounts, a Letter of Transmittal (or a facsimile thereof), properly completed and duly executed, with any signatures guaranteed, if so required, or an Agent's Message in lieu of a Letter of Transmittal); and

  (iii)
  all other documents required by the Letter of Transmittal prior to 5:00 p.m. (Toronto time) on the third trading day on the TSX after the Expiry Time.

            The undersigned also understands and acknowledges that under no circumstances will interest accrue or any amount be paid by the Offeror or the Depositary on the purchase price of any Deposited Securities purchased by the Offeror, regardless of any delay in making such payment, and that the consideration for the Deposited Securities tendered pursuant to the guaranteed delivery procedures will be the same as that for the Deposited Securities delivered to the Depositary prior to the Expiry Time, even if the Deposited Securities to be delivered pursuant to the guaranteed delivery procedures are not so delivered to the Depositary, and therefore payment by the Depositary on account of such Deposited Securities is not made, until after the take up and payment for such Deposited Securities under the Offer.

            All authority conferred or agreed to be conferred by this Notice of Guaranteed Delivery is, to the extent permitted by Law, irrevocable and may be exercised during any subsequent legal incapacity of the undersigned and shall, to the extent permitted by Law, survive the death or incapacity, bankruptcy or insolvency of the undersigned and all obligations of the undersigned under this Notice of Guaranteed Delivery shall be binding upon the heirs, executors, administrators, attorneys, personal representatives, successors and assigns of the undersigned.

TO:	HUDBAY MINERALS INC.
AND TO:	KINGSDALE SHAREHOLDER SERVICES INC., as Depositary

By Mail:	By Hand or Courier:	By Facsimile Transmission:
The Exchange Tower 130 King Street West, Suite 2950 P.O. Box 361 Toronto, ON M5X 1E2	The Exchange Tower 130 King Street West, Suite 2950 Toronto, ON M5X 1E2	Facsimile Number: 416-867-2271 Toll Free Facsimile Number: 1-866-545-5580

        THIS NOTICE OF GUARANTEED DELIVERY MUST BE DELIVERED BY HAND OR COURIER OR TRANSMITTED BY FACSIMILE TRANSMISSION OR MAILED TO THE DEPOSITARY AT ITS OFFICE IN TORONTO, ONTARIO, CANADA LISTED IN THIS NOTICE OF GUARANTEED DELIVERY AND MUST INCLUDE A GUARANTEE BY AN ELIGIBLE INSTITUTION IN THE MANNER SET FORTH IN THIS NOTICE OF GUARANTEED DELIVERY.

        DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY TO AN ADDRESS OR TRANSMISSION OF THIS NOTICE OF GUARANTEED DELIVERY VIA A FACSIMILE NUMBER OTHER THAN AS SET FORTH ABOVE DOES NOT CONSTITUTE A VALID DELIVERY.

        TO CONSTITUTE DELIVERY FOR THE PURPOSE OF SATISFYING GUARANTEED DELIVERY, UPON RECEIPT OF THE CERTIFICATE(S) TO WHICH THIS NOTICE OF GUARANTEED DELIVERY APPLIES, THE LETTER OF TRANSMITTAL, THE ACCOMPANYING CERTIFICATE(S) AND ALL OTHER REQUIRED DOCUMENTS MUST BE DELIVERED TO THE SAME OFFICE OF THE DEPOSITARY IN TORONTO, ONTARIO, CANADA WHERE THIS NOTICE OF GUARANTEED DELIVERY IS DELIVERED.

        THIS NOTICE OF GUARANTEED DELIVERY IS NOT TO BE USED TO GUARANTEE SIGNATURES ON THE LETTER OF TRANSMITTAL. IF A SIGNATURE ON THE LETTER OF TRANSMITTAL IS REQUIRED TO BE GUARANTEED BY AN ELIGIBLE INSTITUTION, SUCH SIGNATURE MUST APPEAR IN THE APPLICABLE SPACE IN THE LETTER OF TRANSMITTAL.

        DO NOT SEND CERTIFICATES WITH THIS NOTICE OF GUARANTEED DELIVERY. CERTIFICATES MUST BE SENT WITH YOUR LETTER OF TRANSMITTAL.

DESCRIPTION OF SECURITIES

        The undersigned hereby deposits with the Offeror upon the terms and subject to the conditions set forth in the Offer and the Letter of Transmittal, receipt of which is hereby acknowledged, the Deposited Securities described below, pursuant to the procedures for guaranteed delivery set forth in Section 3 of the Offer, "Manner of Acceptance - Procedure for Guaranteed Delivery" and Instruction 2 to the Letter of Transmittal.

DESCRIPTION OF DEPOSITED SECURITIES
(Please print or type. If space is insufficient, please attach a list in the form below.)

Certificate Number(s)	Type of Security (Common Share)	Name in which Registered (please fill in exactly as name(s) appear(s) on certificate(s))	Number of Securities Represented by Certificate	Number of Securities Deposited*

TOTAL:

*
Unless otherwise indicated, the total number of Common Shares evidenced by all certificates delivered will be deemed to have been deposited. Refer to Instruction 6 of the Letter of Transmittal, "Partial Deposits".

 CONSIDERATION ELECTION

Before signing this Notice of Guaranteed Delivery, please review carefully and complete the following boxes, as appropriate.

MAKE ONE OF THE FOLLOWING ELECTIONS

The consideration elected or deemed elected pursuant to this Notice of Guaranteed Delivery will be binding on you and, for greater certainty, any consideration election in your associated Letter of Transmittal will be void and of no effect. If you fail to make an election below, or the election fails to comply with the other requirements of such election and such failure is not corrected prior to the Expiry Time, you will be deemed to have selected the Maximum Share Alternative for the Deposited Securities as described in the Offer and Circular.

OPTION 1 — ELECTION TO RECEIVE A COMBINATION OF CASH AND OFFEROR SHARES

☐    Please check this box if you wish to receive 0.2617 of an Offeror Share and $0.001 in cash for each of your Deposited Securities (the "Maximum Share Alternative").

The undersigned hereby elects to receive 0.2617 of an Offeror Share and $0.001 in cash as consideration for each of his, her or its Deposited Securities.

— OR —

OPTION 2 — ELECTION TO RECEIVE CASH, SUBJECT TO PRO-RATION

☐    Please check this box if you wish to receive cash that is greater than $0.001, not to exceed $4.50, and, if less than $4.50 in cash is elected, the number of Offeror Shares equal to the excess of $4.50 over such elected cash amount, divided by $17.19, for each of your Deposited Securities. Please indicate below the cash that is greater than $0.001, not to exceed $4.50, that you wish to receive per Deposited Security (the "Elected Cash Alternative").

$

The undersigned hereby elects to receive that amount of cash indicated above and, if less than $4.50 is so indicated, the number of Offeror Shares equal to the excess of $4.50 over such elected cash amount, divided by $17.19, as consideration for each of his, her or its Deposited Securities.

THE UNDERSIGNED HEREBY ACKNOWLEDGES THE TERMS AND CONDITIONS REGARDING PRO-RATION AND ROUNDING AS DESCRIBED IN THE OFFER AND CIRCULAR.

 SHAREHOLDER SIGNATURE(S)

Signature(s) of Shareholder(s)	Address(es)

Name (please print or type)	Postal Code/Zip Code

Date	Daytime Telephone Number
☐ Check if Securities will be deposited by book-entry transfer
Name of Depositing Institution
Account Number
Transaction Code Number

GUARANTEE OF DELIVERY

        The undersigned, an Eligible Institution, hereby guarantees delivery to the Depositary, at its address set forth herein, of the certificate(s) representing the Common Shares deposited hereby, in proper form for transfer, together with a Letter of Transmittal (or a facsimile thereof), properly completed and duly executed with any required signature guarantees covering the Deposited Securities (or, in the case of a book-entry transfer, a Book-Entry Confirmation with respect to all such Common Shares deposited hereby and, in the case of DTC accounts, a Letter of Transmittal (or a facsimile thereof), properly completed and duly executed with any required signature guarantees, or an Agent's Message in lieu of a Letter of Transmittal, and all other documents required by the Letter of Transmittal, no later than 5:00 p.m., Toronto time, on the third trading day on the TSX after the Expiry Time.

Name of the Firm:	Authorized Signature:

Address of the Firm:	Name:

Title:

Telephone Number:	Dated:

The Depositary and Information Agent for the Offer is:

By Mail:	By Hand or Courier:

The Exchange Tower 130 King Street West, Suite 2950, P.O. Box 361 Toronto, Ontario M5X 1E2	The Exchange Tower 130 King Street West, Suite 2950, Toronto, Ontario M5X 1E2

North American Toll Free Phone:

1-800-775-3159

E-mail: contactus@kingsdaleshareholder.com
Facsimile: 416-867-2271
Toll Free Facsimile: 1-866-545-5580
Outside North America, Banks and Brokers Call Collect: 416-867-2272

Any questions and requests for assistance may be directed by Shareholders to the Depositary and Information Agent at the telephone numbers, facsimile numbers and location set out above. Shareholders whose Common Shares are registered in the name of a stockbroker, investment dealer, bank, trust company or other nominee should contact that nominee for assistance in depositing their Common Shares.

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  Exhibit 1.3
WHEN AND HOW TO USE THIS NOTICE OF GUARANTEED DELIVERY
CONSIDERATION ELECTION Before signing this Notice of Guaranteed Delivery, please review carefully and complete the following boxes, as appropriate.
SHAREHOLDER SIGNATURE(S)
GUARANTEE OF DELIVERY